Exhibit 99.1

For Immediate Release	Contact: Jim Todd (CFO)
Landstar System, Inc.
www.landstar.com
April 26, 2023	904-398-9400

LANDSTAR SYSTEM REPORTS

FIRST QUARTER REVENUE OF $1.436B AND

FIRST QUARTER DILUTED EARNINGS PER SHARE OF $2.17

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) reported diluted earnings per share (“DEPS”) of $2.17 in the 2023 first quarter on revenue of $1.436 billion. Landstar reported DEPS of $3.34 on revenue of $1.971 billion in the 2022 first quarter.

Gross profit in the 2023 first quarter was $152.9 million and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2023 first quarter was $208.7 million. Gross profit in the 2022 first quarter was $214.6 million and variable contribution in the 2022 first quarter was $270.5 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2023 and 2022 first quarters are provided in the Company’s accompanying financial disclosures.

Trailing twelve month return on average shareholders’ equity was 44 percent and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 38 percent. During the 2023 first quarter, Landstar purchased approximately 90,000 shares of its common stock at an aggregate cost of $15.4 million. The Company is currently authorized to purchase up to 2,910,339 shares of the Company’s common stock under its previously announced share purchase programs. Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.30 per share payable on May 26, 2023, to stockholders of record as of the close of business on May 4, 2023. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

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Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2023 first quarter was $1,323.7 million, or 92 percent of revenue, compared to $1,751.3 million, or 89 percent of revenue, in the 2022 first quarter. Truckload transportation revenue hauled via van equipment in the 2023 first quarter was $755.1 million, compared to $1,081.2 million in the 2022 first quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2023 first quarter was $377.6 million, compared to $408.8 million in the 2022 first quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2023 first quarter was $159.5 million, compared to $227.6 million in the 2022 first quarter. Revenue hauled by rail, air and ocean cargo carriers was $86.8 million, or 6 percent of revenue, in the 2023 first quarter, compared to $194.7 million, or 10 percent of revenue, in the 2022 first quarter.

“Given a challenging freight environment to begin our 2023 fiscal year, I am pleased with Landstar’s first quarter financial performance,” said Landstar President and Chief Executive Officer Jim Gattoni. “As we expected, our record 2022 first quarter also made for difficult comparisons during our 2023 first quarter. As compared to the 2022 first quarter, revenue generated via unsided/platform equipment held up considerably better than revenue generated via van equipment and other truck transportation services, which tend to be more correlated to U.S. consumer demand. Our truck services, which primarily operate in the U.S. spot market, experienced pricing pressure throughout the 2023 first quarter as industry-wide truck capacity was significantly more readily available as compared to the 2022 first quarter, during which pandemic-related supply chain disruption was at a high point. As a result, revenue per load on loads hauled via truck decreased 14% in the 2023 first quarter compared to the 2022 first quarter. However, it should be noted that revenue per load on loads hauled via truck only decreased 3.5% in the 2023 first quarter compared to the 2022 fourth quarter. This performance was reasonably in-line with sequential historical patterns experienced during pre-pandemic periods (with 2018 being an exception due to the impact of the December 2017 federal mandate requiring use of electronic logging devices). Truck load volumes also decreased quarter-over-prior-year-quarter, with the number of loads hauled via truck in the 2023 first quarter below the 2022 first quarter by 12%.”

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Gattoni further commented, “Through the first several weeks of April, truck revenue per load has thus far sequentially trended slightly below first quarter to the beginning of second quarter pre-pandemic, historical patterns, while the number of loads hauled via truck through the first several weeks of the 2023 second quarter has sequentially trended a bit further below these historical patterns. After several years where past trends were less applicable in light of the impact of the pandemic, I anticipate that as we move into May, we will begin to experience truck revenue per load and truck load volume sequential trends closer to pre-pandemic, historical patterns. Assuming that truck revenue per load and truck load volume sequential trends are in fact closer to pre-pandemic, historical patterns, I expect revenue per load on loads hauled via truck to be in a range of 12% to 14% below the 2022 second quarter and the number of loads hauled via truck to be in a range of 14% to 16% below the 2022 second quarter. As such, I anticipate revenue for the 2023 second quarter to be in a range of $1.40 billion to $1.45 billion.”

Gattoni concluded, “Based on the range of revenue estimated for the 2023 second quarter, I would anticipate DEPS to be in a range of $1.90 to $2.00. During the 2023 first quarter, DEPS was favorably impacted by a lower effective income tax rate and increased net interest income, partially offset by insurance and claims expense at 5.3% of BCO revenue. The anticipated range of DEPS for the 2023 second quarter includes insurance and claims expense estimated to be similar to the insurance and claims expense reported in the 2023 first quarter and an effective income tax rate of 24.4%.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s First Quarter 2023 Earnings Release Conference Call.”

About Landstar:

Landstar System, Inc., a Fortune 500 company, is a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions delivering safe,

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specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the

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2022 fiscal year; the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2022 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	April 1, 2023	March 26, 2022
Revenue	$1,435,675	$1,970,599
Investment income	1,368	721

Costs and expenses:
Purchased transportation	1,101,294	1,550,330
Commissions to agents	125,675	149,778
Other operating costs, net of gains on asset sales/dispositions	12,378	11,141
Insurance and claims	27,647	30,768
Selling, general and administrative	53,567	52,713
Depreciation and amortization	15,198	13,757

Total costs and expenses	1,335,759	1,808,487

Operating income	101,284	162,833
Interest and debt (income) expense	(726)	1,123

Income before income taxes	102,010	161,710
Income taxes	23,815	36,871

Net income	$78,195	$124,839

Diluted earnings per share	$2.17	$3.34

Average diluted shares outstanding	35,982,000	37,418,000

Dividends per common share	$0.30	$0.25

LANDSTAR SYSTEM/7

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	April 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$340,987	$339,581
Short-term investments	47,168	53,955
Trade accounts receivable, less allowance of $12,577 and $12,121	899,811	967,793
Other receivables, including advances to independent contractors, less allowance of $11,758 and $10,579	53,242	56,235
Other current assets	12,684	21,826

Total current assets	1,353,892	1,439,390

Operating property, less accumulated depreciation and amortization of $406,648 and $393,274	306,224	314,990
Goodwill	41,726	41,220
Other assets	136,018	136,279

Total assets	$1,837,860	$1,931,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$66,195	$92,953
Accounts payable	490,304	527,372
Current maturities of long-term debt	33,801	36,175
Insurance claims	50,064	50,836
Dividends payable	—	71,854
Other current liabilities	100,980	98,945

Total current liabilities	741,344	878,135

Long-term debt, excluding current maturities	60,191	67,225
Insurance claims	57,974	58,268
Deferred income taxes and other non-current liabilities	42,699	41,030
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,483,963 and 68,382,310	685	684
Additional paid-in capital	253,138	258,487
Retained earnings	2,703,349	2,635,960
Cost of 32,550,852 and 32,455,300 shares of common stock in treasury	(2,009,327)	(1,992,886)
Accumulated other comprehensive loss	(12,193)	(15,024)

Total shareholders’ equity	935,652	887,221

Total liabilities and shareholders’ equity	$1,837,860	$1,931,879

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirteen Weeks Ended
	April 1, 2023	March 26, 2022
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$755,083	$1,081,206
Unsided/platform equipment	377,564	408,757
Less-than-truckload	31,558	33,720
Other truck transportation (1)	159,503	227,601

Total truck transportation	1,323,708	1,751,284
Rail intermodal	25,657	42,688
Ocean and air cargo carriers	61,093	152,057
Other (2)	25,217	24,570

	$1,435,675	$1,970,599

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$519,526	$727,574

Number of loads:
Truck transportation
Truckload:
Van equipment	331,954	376,268
Unsided/platform equipment	127,572	131,829
Less-than-truckload	46,192	47,843
Other truck transportation (1)	58,062	85,930

Total truck transportation	563,780	641,870
Rail intermodal	7,760	12,630
Ocean and air cargo carriers	8,440	11,560

	579,980	666,060

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	232,550	262,240

Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,275	$2,873
Unsided/platform equipment	2,960	3,101
Less-than-truckload	683	705
Other truck transportation (1)	2,747	2,649
Total truck transportation	2,348	2,728
Rail intermodal	3,306	3,380
Ocean and air cargo carriers	7,239	13,154

Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,234	$2,774

Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	36%	37%
Truck Brokerage Carriers	56%	52%
Rail intermodal	2%	2%
Ocean and air cargo carriers	4%	8%
Other	2%	1%

	April 1, 2023	March 26, 2022
Truck Capacity Providers
BCO Independent Contractors (3)	9,996	11,089

Truck Brokerage Carriers:
Approved and active (4)	61,771	68,859
Other approved	30,893	28,094

	92,664	96,953

Total available truck capacity providers	102,660	108,042

Trucks provided by BCO Independent Contractors (3)	10,809	11,935

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

LANDSTAR SYSTEM/9

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirteen Weeks Ended
	April 1, 2023	March 26, 2022
Revenue	$1,435,675	$1,970,599
Costs of revenue:
Purchased transportation	1,101,294	1,550,330
Commissions to agents	125,675	149,778

Variable costs of revenue	1,226,969	1,700,108
Trailing equipment depreciation	8,369	9,083
Information technology costs (1)	6,751	4,046
Insurance-related costs (2)	28,260	31,655
Other operating costs	12,378	11,141

Other costs of revenue	55,758	55,925

Total costs of revenue	1,282,727	1,756,033

Gross profit	$152,948	$214,566

Gross profit margin	10.7%	10.9%
Plus: other costs of revenue	55,758	55,925

Variable contribution	$208,706	$270,491

Variable contribution margin	14.5%	13.7%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.